AMENDMENT NO. 1 TO THE SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO THE SERVICES AGREEMENT (this “Amendment No. 1”), is entered into as of June 30, 2015, by and between NHS Pharma Sales, Inc., a California corporation (“NHS”) and Mesa Pharmacy, Inc., a California corporation (“Mesa”) to amend Section 7(a) of the Services Agreement dated June 9, 2015 (the “Agreement”). All defined terms not defined herein shall have the meanings as ascribed to them in Agreement.

RECITALS

WHEREAS, the parties entered into the Agreement in which NHS shall provide certain specified services to the Mesa;

WHEREAS, the Parties desire to amend Section 7(a) of the Agreement, and to leave all other terms and conditions as set forth in the Agreement in full force and effect;

NOW, THEREFORE, in consideration of the mutual promises and agreements, provisions, covenants, representations and warranties herein contained, the Parties hereto hereby agree as follows:

7. FLAT FEE FOR SERVICES

(a) Subject to the terms and conditions hereunder, in consideration of the Services to be performed NHS, NHS will receive a flat fee of $120,000,000 over the Term of the Agreement.

12. TERM

This Agreement shall be effective as of the Effective Date, and the term of this Agreement shall be for one year (the “Term”) commencing July 1, 2015 and terminating on June 30, 2016 (“Termination Date”).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 on the date first above written.

MESA:

/s/ Edward Kurtz
Name:	Edward Kurtz
Its:	Chief Executive Officer

NHS:

/s/ Ron Green
Name:	Ron Green
Its:	President